UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 28, 2010

IGEN Networks Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

8430 West Lake Mead Blvd., Suite 100, Las Vegas, NV 89128

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (310) 425-5731

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2010, the Company entered into an Amended Distribution Agreement with Machlink, Inc.  The original Agreement was reported in the Company’s 10-Q filed for the quarter ending on March 31, 2010. Machlink is a company which distributes, licenses and supports telecommunications service providers on a global basis.  Under the terms of the Amended Agreement, the Company has acquired a non-exclusive license to market and distribute License Units, License Services and Systems in Canada, Australia, Europe, South America and the United States and has acquired an exclusive license to market and distribute License Units, License Services and Systems in all other global markets excluding Mexico, Belize, Bahamas, Cambodia, Thailand, Vietnam, and the Ectel Countries of the SE Caribbean, utilizing MachLink’s system, platform and proprietary information.  In exchange for the license, support and marketing as detailed in the Agreement, the Company has issued two million (2,000,000) restricted shares of iGen’s common stock and has paid $200,000.  The Company also has agreed to pay $267,000 on October 1, 2010, for a new system from Machlink.

Exhibits:

99.1       News Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.